Exhibit 31.02

CERTIFICATION PURSUANT TO

SEC RULE 13a-14

I, Corey R. Horsch, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Sonic Corp.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: December 14, 2018

/s/ Corey R. Horsch Corey R. Horsch Chief Financial Officer